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                         AMERICAN EAGLE OUTFITTERS, INC.



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                                  EXHIBIT 23(b)

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                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement pertaining to the American Eagle Outfitters, Inc. 1994 stock option plan of our report dated March 7, 1997 with respect to the consolidated financial statements of American Eagle Outfitters, Inc. included in its Annual Report (Form 10-K) for the year ended February 1, 1997 filed with the Securities and Exchange Commission.

We are also aware of the incorporation by reference in the Registration Statement of American Eagle Outfitters, Inc. of our reports dated May 27, 1997, August 19, 1997, and November 19, 1997 relating to the unaudited condensed consolidated interim financial statements of American Eagle Outfitters, Inc. that are included in its Forms 10-Q for the quarters ended May 3, 1997, August 2, 1997, and November 1, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports on such unaudited interim financial statements are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

/s/Ernst & Young

Pittsburgh, Pennsylvania
January 16, 1998